Exhibit 99.1
FOR IMMEDIATE RELEASE
CASELLA WASTE SYSTEMS, INC. ANNOUNCES SECOND QUARTER 2019 RESULTS

•
The Company raises its revenue, net income and Adjusted EBITDA* guidance ranges and reaffirms its net cash provided by operations and Normalized Free Cash Flow* guidance ranges for the fiscal year ending December 31, 2019 (“fiscal 2019”).

RUTLAND, VERMONT (August 1, 2019) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported its financial results for the three month period ended June 30, 2019.
Second Quarter and Year-To-Date Highlights:

•	Revenues were $187.5 million for the quarter, up $21.8 million, or up 13.2%, from the same period in 2018.

•	Overall solid waste pricing for the quarter was up 5.1%, driven by strong collection pricing, up 5.5%, and robust landfill pricing, up 6.0%, from the same period in 2018.

•	Net income was $11.9 million for the quarter, up $10.2 million, or up 599.2%, from the same period in 2018.

•	Adjusted EBITDA was $40.4 million for the quarter, up $3.3 million, or up 8.9%, from the same period in 2018.

•
The Company has acquired approximately $18.5 million of annualized revenues year-to-date, and as previously announced has signed an asset purchase agreement for the acquisition of assets generating approximately $30.0 million of annualized revenues, which is expected to be completed in the third quarter.

“We are pleased with our results in the second quarter, as we continued to execute well against our key strategies as part of our 2021 plan,” said John W. Casella, Chairman and CEO of Casella Waste Systems, Inc. “We remain focused on driving Normalized Free Cash Flow growth by increasing landfill returns, improving collection profitability, creating incremental value through resource solutions, using technology to drive profitable growth and efficiencies, and prudently allocating capital for strategic growth.”
“Our solid waste pricing programs are running ahead of budget as we advanced 5.5% pricing in the collection line-of-business and 6.0% pricing at the landfills, for overall solid waste price of 5.1% during the second quarter,” Casella said. “Solid waste volumes were up 0.4% in the quarter, driven by growth in landfill volumes as we began to selectively ramp up landfill volumes to take advantage of higher priced materials through the summer months. We expect positive disposal volumes through the remainder of the year as we bring new expansion capacity on at one of our New York landfills. Collection volumes were down slightly in the quarter as we continued to focus on shedding unprofitable work and advancing pricing in excess of heightened inflation.”
“We continued to make great progress improving recycling contract structures and off-taking commodity risk during the second quarter,” Casella said. “These efforts resulted in a year-over-year improvement in our recycling operating income despite commodity prices being down roughly 13% during the same period. Our SRA fee, revenue share contracts and contamination fees combined with our efforts to produce higher quality materials and manage processing costs have allowed us to improve recycling financial performance in a challenging commodity pricing environment.”
“During the second quarter we continued to focus resources on successfully integrating and recognizing synergies from the acquisitions we have completed over the last year,” Casella said. “We have acquired roughly $18.5 million of annualized revenues year-to-date and we expect to acquire another $30.0 million of annualized revenues in the third quarter with assets in the Albany, NY and Cheshire, MA markets. Our acquisition pipeline remains robust, and we believe that there is continued opportunity to drive cash flow growth across our footprint through strategic growth.”
For the quarter, revenues were $187.5 million, up $21.8 million, or 13.2%, from the same period in 2018, with revenue growth mainly driven by: robust collection and disposal pricing; the roll-over impact from acquisitions; higher disposal, recycling, organics and customer solutions volumes; and higher recycling processing fees; partially offset by lower collection volumes; the closure of the Southbridge Landfill; and lower recycling commodity prices.
Net income was $11.9 million for the quarter, or $0.25 per diluted common share for the quarter, up $10.2 million as compared to net income of $1.7 million, or $0.04 per diluted common share for the same period in 2018. Adjusted Net Income* was $13.2 million for the quarter, or Adjusted Diluted Earnings Per Common Share* of $0.27 for the quarter, up $3.7 million as compared to Adjusted Net Income of $9.6 million, or Adjusted Diluted Earnings Per Common Share of $0.22 for the same period in 2018.
The second quarter included: $0.5 million of expense from acquisition activities and other items; and $0.9 million of legal and other expenses associated with the Southbridge Landfill closure.
Operating income was $15.5 million for the quarter, up $0.4 million from the same period in 2018. Adjusted Operating Income* was $16.9 million for the quarter, up $1.3 million from the same period in 2018. Adjusted EBITDA was $40.4 million for the quarter, up $3.3 million from the same period in 2018, with growth mainly driven by improved performance in the Company's collection, recycling, disposal and customer solutions lines-of-business, partially offset by a decline in performance in the landfill gas-to-energy and organics lines-of-business.
For the six months ended June 30, 2019, revenues were $351.1 million, up $38.0 million, or 12.1%, from the same period in 2018.
Net income was $10.2 million, or $0.22 per diluted common share year-to-date, as compared to net loss of $(2.2) million, or $(0.05) per diluted common share for the same period in 2018.
Operating income was $20.0 million year-to-date, up $4.0 million from the same period in 2018. Adjusted Operating Income was $22.6 million year-to-date, up $2.1 million from the same period in 2018. Adjusted EBITDA was $67.0 million year-to-date, up $5.3 million from the same period in 2018.
Net cash provided by operating activities was $38.3 million year-to-date, as compared to $48.1 million for the same period in 2018, with the reduction year-over-year mainly due to: timing differences in cash outflows associated with accounts payable that are expected to normalize through the remainder of the fiscal year; the adoption of Accounting Standards Codification ("ASC") 842 on January 1, 2019, which shifted payments on landfill operating lease contracts from an investing activity to an operating activity on the statement of cash flows, with this change only impacting the financial statement positioning of this cash outflow; and a reduction in accrued liabilities due to cash outflows associated with the remediation project at a former scrap yard owned by one of our subsidiaries in Potsdam, New York and the Southbridge Landfill closure.
Normalized Free Cash Flow was $10.0 million year-to-date, as compared to $16.1 million for the same period in 2018. Normalized Free Cash Flow year-to-date included the following adjustments: $6.2 million of landfill closure, site improvement and remediation expenditures associated with the Potsdam remediation project and the Southbridge Landfill closure; $1.2 million of cash outlays related to acquisition activities; $4.3 million of deposits for capital expenditures related to development activities; and $6.3 million of capital expenditures primarily related to acquisitions.
Outlook
“Given the strength in our solid waste, recycling, and customer solutions operations combined with the expected contribution from the acquisitions we have completed year-to-date, we are raising and reaffirming our guidance ranges for the fiscal 2019,” Casella said. “Our fiscal 2019 guidance does not take into account any financial contributions for acquisitions not yet completed, including the acquisition of assets generating roughly $30.0 million of annualized revenues that is expected to be completed in the third quarter.”
The Company raised or reaffirmed guidance for fiscal 2019 by estimating results in the following ranges:

•	Revenues between $720 million and $735 million (raised from $710 million and $725 million);

•	Net income between $35 million and $39 million (raised from $34 million and $38 million);

•	Adjusted EBITDA between $153 million and $157 million (raised from $152 million and $156 million);

•	Net cash provided by operating activities between $111 million and $115 million; and

•	Normalized Free Cash Flow between $51 million and $55 million.
Adjusted EBITDA and Normalized Free Cash Flow related to fiscal 2019 are described in the Reconciliation of 2019 Outlook Non-GAAP Measures section of this press release. Net income and Net cash provided by operating activities are provided as the most directly comparable GAAP measures to Adjusted EBITDA and Normalized Free Cash Flow, respectively, however these forward-looking estimates for fiscal 2019 do not contemplate any unanticipated or non-recurring impacts.

Conference call to discuss quarter
The Company will host a conference call to discuss these results on Friday, August 2, 2019 at 9:00 a.m. Eastern Time. Individuals interested in participating in the call should dial (877) 838-4153 or for international participants (720) 545-0037 at least 10 minutes before start time. The Conference ID is 847 9399 for the call and the replay.
The call will also be webcast; to listen, participants should visit the company’s website at http://ir.casella.com and follow the appropriate link to the webcast. A replay of the call will be available on the Company's website, or by calling (855) 859-2056 or (404) 537-3406 (Conference ID 379 1619).
About Casella Waste Systems, Inc.
Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States. For further information, investors contact Ned Coletta, Chief Financial Officer at (802) 772-2239; media contact Joseph Fusco, Vice President at (802) 772-2247; or visit the Company’s website at http://www.casella.com.
*Non-GAAP Financial Measures
In addition to disclosing financial results prepared in accordance with GAAP, the Company also discloses earnings before interest, taxes, and depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, the Southbridge Landfill closure (settlement) charge, net, gains on asset sales, development project charges, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expense from acquisition activities and other items, gains on the settlement of acquisition related contingent consideration, proxy contest costs, as well as impacts from divestiture transactions (“Adjusted EBITDA”), which is a non-GAAP financial measure.
The Company also discloses earnings before interest and taxes, adjusted for the Southbridge Landfill closure (settlement) charge, net, gains on asset sales, development project charges, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expense from acquisition activities and other items, gains on the settlement of acquisition related contingent consideration, proxy contest costs, as well as impacts from divestiture transactions (“Adjusted Operating Income”), which is a non-GAAP financial measure.
The Company also discloses net income (loss), adjusted for the U.S. tax reform impact, the Southbridge Landfill closure (settlement) charge, net, gains on asset sales, development project charges, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expense from acquisition activities and other items, gains on the settlement of acquisition related contingent consideration, proxy contest costs, impacts from divestiture transactions, losses on debt modifications, as well as impairment of investments ("Adjusted Net Income (Loss)"), which is a non-GAAP financial measure.
The Company also discloses Adjusted Diluted Earnings (Loss) Per Common Share, which is Adjusted Net Income (Loss) divided by Adjusted Diluted Weighted Average Shares Outstanding, which includes the dilutive effect of options and restricted / performance stock units. Adjusted Diluted Earnings (Loss) Per Common Share is a non-GAAP financial measure.
The Company also discloses net cash provided by operating activities, less capital expenditures, less payments on landfill operating lease contracts, plus proceeds from divestiture transactions, plus proceeds from the sale of property and equipment, plus proceeds from property insurance settlement, plus (less) contributions from (distributions to) noncontrolling interest holders (“Free Cash Flow”), which is a non-GAAP financial measure.
The Company also discloses Free Cash Flow plus (less) certain cash outflows (inflows) associated with landfill closure, site improvement and remediation, plus certain cash outflows associated with new contract and project capital expenditures, plus certain cash outflows associated with contract settlement costs, plus certain cash outflows associated with expense from acquisition activities and other items, plus certain cash outflows associated with deposits for capital expenditures related to new development activities, plus certain cash outflows associated with capital expenditures related to acquisitions or assumption of new customers from a distressed or defunct market participant, plus (less) cash outflows (inflows) associated with certain business dissolutions, plus cash interest outflows associated with the timing of refinancing transactions (“Normalized Free Cash Flow”), which is a non-GAAP financial measure.

The Company also discloses net cash provided by operating activities, plus changes in assets and liabilities, net of effects of acquisitions and divestitures, gains on sale of property and equipment, environmental remediation charges, losses on debt extinguishment, stock based compensation expense, development project charges, the non-cash Southbridge Landfill closure charge, interest expense - less amortization, provisions for income taxes, net of deferred taxes, and adjustments as allowed by the Company's credit facility agreement ("Consolidated EBITDA") and total long-term debt and finance leases, less unencumbered cash and cash equivalents in excess of $2.0 million ("Consolidated Funded Debt, Net" and, divided by Consolidated EBITDA, the "Consolidated Net Leverage Ratio"), which are non-GAAP financial measures.
Adjusted EBITDA, Adjusted Operating Income and Adjusted Net Income (Loss) are reconciled to net income (loss); Adjusted Diluted Earnings (Loss) Per Common Share is reconciled to diluted earnings per common share; Free Cash Flow, Normalized Free Cash Flow and Consolidated EBITDA are reconciled to net cash provided by operating activities; and Consolidated Funded Debt, Net is reconciled to total long-term debt and finance leases.
The Company presents Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income (Loss), Adjusted Diluted Earnings (Loss) Per Common Share, Free Cash Flow, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company’s results. Management uses these non-GAAP financial measures to further understand its “core operating performance.” The Company believes its “core operating performance” is helpful in understanding its ongoing performance in the ordinary course of operations. The Company believes that providing Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income (Loss), Adjusted Diluted Earnings (Loss) Per Common Share, Free Cash Flow, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing its performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations has performed. The Company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance.
Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income (Loss), Adjusted Diluted Earnings (Loss) Per Common Share, Free Cash Flow, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income (Loss), Adjusted Diluted Earnings (Loss) Per Common Share, Free Cash Flow, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio presented by other companies.
Safe Harbor Statement
Certain matters discussed in this press release, including, but not limited to, the statements regarding our intentions, beliefs or current expectations concerning, among other things, our financial performance; financial condition; operations and services; prospects; growth; strategies; and guidance for fiscal 2019, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” "will," “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions. The Company cannot guarantee that it actually will achieve the financial results, plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of the Company's operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in its forward-looking statements.
Such risks and uncertainties include or relate to, among other things: policies adopted by China as part of its “National Sword” program that will restrict imports of recyclable materials into China and have had a material impact on the Company’s financial results; the capping and closure of the Southbridge Landfill and the pending litigation relating to the Southbridge Landfill, and the lawsuit relating to the North Country Landfill could result in material unexpected costs; adverse weather conditions may negatively impact the Company's revenues and its operating margin; the Company may be unable to increase volumes at its landfills or improve its route profitability; the Company's need to service its indebtedness may limit its ability to invest in its business; the Company may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside the Company's control; the Company may be required to incur capital expenditures in excess of its estimates; fluctuations in energy pricing or the commodity pricing of its recyclables may make it more difficult for the Company to predict its results of operations or meet its estimates; the Company may be unable to achieve its acquisition or development targets on favorable pricing or at all; and the Company may incur environmental charges or asset impairments in the future.
There are a number of other important risks and uncertainties that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in the Company's Form 10-K for the fiscal year ended December 31, 2018, and in other filings that the Company may make with the Securities and Exchange Commission in the future.
The Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.
Investors:
Ned Coletta
Chief Financial Officer
(802) 772-2239
Media:
Joseph Fusco
Vice President
(802) 772-2247
http://www.casella.com

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues	$187,459	$165,649	$351,123	$313,104
Operating expenses:
Cost of operations	128,674	111,800	246,434	217,409
General and administration	22,145	20,793	44,887	41,820
Depreciation and amortization	19,715	17,386	37,204	33,370
Southbridge Landfill closure charge, net (1)	917	172	1,472	1,759
Expense from acquisition activities and other items	464	349	1,140	349
Contract settlement charge	—	—	—	2,100
Development project charge	—	—	—	311
	171,915	150,500	331,137	297,118
Operating income	15,544	15,149	19,986	15,986
Other expense (income):
Interest expense, net	6,050	6,390	12,393	12,814
Loss on debt extinguishment	—	7,352	—	7,352
Other income	(496)	(342)	(711)	(431)
Other expense, net	5,554	13,400	11,682	19,735
Income (loss) before income taxes	9,990	1,749	8,304	(3,749)
(Benefit) provision for income taxes	(1,925)	45	(1,897)	(1,543)
Net income (loss)	$11,915	$1,704	$10,201	$(2,206)
Basic weighted average common shares outstanding	47,464	42,661	46,693	42,516
Basic earnings per common share	$0.25	$0.04	$0.22	$(0.05)
Diluted weighted average common shares outstanding	48,221	43,916	47,424	42,516
Diluted earnings per common share	$0.25	$0.04	$0.22	$(0.05)

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2019	December 31, 2018
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$3,157	$4,007
Accounts receivable - trade, net of allowance for doubtful accounts	85,441	74,937
Other current assets	16,788	18,149
Total current assets	105,386	97,093
Property, plant and equipment, net of accumulated depreciation and amortization	406,636	404,577
Operating lease right-of-use assets	103,769	—
Goodwill	169,866	162,734
Intangible assets, net of accumulated amortization	43,347	34,767
Restricted assets	1,395	1,248
Cost method investments	11,264	11,264
Deferred income taxes	9,160	9,594
Other non-current assets	15,137	11,133
Total assets	$865,960	$732,410
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Current maturities of long-term debt and finance leases	$3,048	$2,298
Accounts payable	61,731	57,289
Current operating lease liabilities	8,901	—
Other accrued liabilities	46,327	51,910
Total current liabilities	120,007	111,497
Long-term debt and finance leases, less current maturities	483,892	542,001
Operating lease liabilities, less current portion	65,735	—
Other long-term liabilities	100,129	94,744
Total stockholders' equity (deficit)	96,197	(15,832)
Total liabilities and stockholders' equity (deficit)	$865,960	$732,410

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2019	2018
Cash Flows from Operating Activities:
Net income (loss)	$10,201	$(2,206)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	37,204	33,370
Depletion of landfill operating lease obligations	3,623	4,993
Interest accretion on landfill and environmental remediation liabilities	3,579	2,862
Amortization of debt issuance costs and discount on long-term debt	1,149	1,290
Stock-based compensation	3,320	4,198
Gain on sale of property and equipment	(327)	(370)
Southbridge Landfill non-cash closure charge (1)	179	1,273
Non-cash expense from acquisition activities and other items	(68)	211
Development project charge	—	311
Loss on debt extinguishment	—	7,352
Operating lease right-of-use assets expense	4,921	—
Deferred income taxes	(1,565)	(725)
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(23,965)	(4,480)
Net cash provided by operating activities	38,251	48,079
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(27,687)	(19,369)
Additions to property, plant and equipment	(46,659)	(35,492)
Payments on landfill operating lease contracts	—	(3,467)
Proceeds from sale of property and equipment	363	469
Net cash used in investing activities	(73,983)	(57,859)
Cash Flows from Financing Activities:
Proceeds from long-term borrowings	41,400	528,900
Principal payments on long-term debt	(109,241)	(513,854)
Payments of debt issuance costs	—	(5,567)
Proceeds from the exercise of share based awards	2,277	398
Proceeds from the issuance of Class A Common Stock	100,446	—
Net cash provided by financing activities	34,882	9,877
Net (decrease) increase in cash and cash equivalents	(850)	97
Cash and cash equivalents, beginning of period	4,007	1,995
Cash and cash equivalents, end of period	$3,157	$2,092
Supplemental Disclosure of Cash Flow Information:
Cash interest	$11,672	$11,423
Cash income taxes, net of refunds	$16	$84
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Non-current assets obtained through long-term obligations	$9,333	$3,267

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands)
Note 1: Southbridge Landfill Closure Charge, Net
In June 2017, we initiated the plan to cease operations of our Southbridge Landfill. Accordingly, in the three and six months ended June 30, 2019 and 2018, we recorded charges associated with the closure of our Southbridge Landfill as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Charlton settlement charge (i)	$—	$—	$—	$1,216
Legal and other costs (ii)	917	172	1,472	543
Southbridge Landfill closure charge, net	$917	$172	$1,472	$1,759

(i)	We established a reserve associated with settlement of the Town of Charlton's claim against us.

(ii)	We incurred legal costs as well as other costs associated with various matters as part of the Southbridge Landfill closure.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF CERTAIN NON-GAAP MEASURES
(Unaudited)
(In thousands)
Following is a reconciliation of Adjusted EBITDA and Adjusted Operating Income from Net income (loss):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income (loss)	$11,915	$1,704	$10,201	$(2,206)
Net income (loss) as a percentage of revenues	6.4%	1.0%	2.9%	(0.7)%
(Benefit) provision for income taxes	(1,925)	45	(1,897)	(1,543)
Other income	(496)	(342)	(711)	(431)
Loss on debt extinguishment	—	7,352	—	7,352
Interest expense, net	6,050	6,390	12,393	12,814
Expense from acquisition activities and other items	464	349	1,140	349
Southbridge Landfill closure charge, net	917	172	1,472	1,759
Contract settlement charge	—	—	—	2,100
Development project charge	—	—	—	311
Depreciation and amortization	19,715	17,386	37,204	33,370
Depletion of landfill operating lease obligations	1,975	2,601	3,623	4,993
Interest accretion on landfill and environmental remediation liabilities	1,775	1,440	3,579	2,862
Adjusted EBITDA	$40,390	$37,097	$67,004	$61,730
Adjusted EBITDA as a percentage of revenues	21.5%	22.4%	19.1%	19.7%
Depreciation and amortization	(19,715)	(17,386)	(37,204)	(33,370)
Depletion of landfill operating lease obligations	(1,975)	(2,601)	(3,623)	(4,993)
Interest accretion on landfill and environmental remediation liabilities	(1,775)	(1,440)	(3,579)	(2,862)
Adjusted Operating Income	$16,925	$15,670	$22,598	$20,505
Adjusted Operating Income as a percentage of revenues	9.0%	9.5%	6.4%	6.5%

Following is a reconciliation of Adjusted Net Income from Net income (loss):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income (loss)	$11,915	$1,704	$10,201	$(2,206)
Loss on debt extinguishment	—	7,352	—	7,352
Development project charge	—	—	—	311
Contract settlement charge	—	—	—	2,100
Southbridge Landfill closure charge, net	917	172	1,472	1,759
Expense from acquisition activities and other items	464	349	1,140	349
Tax effect (i)	(76)	(23)	(90)	(27)
Adjusted Net Income	$13,220	$9,554	$12,723	$9,638
Diluted weighted average common shares outstanding	48,221	43,916	47,424	42,516
Dilutive effect of options and other stock awards	—	—	—	1,246
Adjusted Diluted Weighted Average Common Shares Outstanding	48,221	43,916	47,424	43,762
Adjusted Diluted Earnings Per Common Share	$0.27	$0.22	$0.27	$0.22

(i)	The aggregate tax effect of the adjustments, including any impact of deferred tax adjustments.

Following is a reconciliation of Adjusted Diluted Earnings Per Common Share from Diluted earnings per common share:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Diluted earnings per common share	$0.25	$0.04	$0.22	$(0.05)
Loss on debt extinguishment	—	0.17	—	0.17
Southbridge Landfill closure charge, net	0.01	—	0.03	0.03
Contract settlement charge	—	—	—	0.05
Development project charge	—	—	—	0.01
Expense from acquisition activities and other items	0.01	0.01	0.02	0.01
Adjusted Diluted Earnings Per Common Share	$0.27	$0.22	$0.27	$0.22

Following is a reconciliation of Free Cash Flow* and Normalized Free Cash Flow from Net cash provided by operating activities:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net cash provided by operating activities (i)	$33,474	$35,285	$38,251	$48,079
Capital expenditures	(28,416)	(26,574)	(46,659)	(35,492)
Payments on landfill operating lease contracts (i)	—	(2,958)	—	(3,467)
Proceeds from sale of property and equipment	306	127	363	469
Free Cash Flow	$5,364	$5,880	$(8,045)	$9,589
Contract settlement costs (ii)	—	—	—	2,100
Landfill closure, site improvement and remediation (iii)	4,230	1,237	6,220	1,663
Expense from acquisition activities and other items (iv)	546	138	1,209	138
Deposits on developmental capital (v)	546	—	4,314	—
Non-recurring capital expenditures (vi)	3,880	1,607	6,259	2,605
Normalized Free Cash Flow	$14,566	$8,862	$9,957	$16,095

(i)
Effective January 1, 2019, as a part of implementing ASC Topic 842, Leases, cash payments on landfill operating lease contracts, which historically were capitalized as property, plant and equipment and presented in the Condensed Consolidated Statements of Cash Flows as cash outflows from investing activities, are classified as cash flows from operating activities that reduce net cash provided by operating activities.

(ii)	Includes a contract settlement cash outlay associated with exiting a contract.

(iii)
Includes cash outlays associated with the Southbridge Landfill closure and the Potsdam, New York environmental site remediation. The six months ended June 30, 2019 includes $1,378 for Southbridge landfill closure costs in the three months ended March 31, 2019 that were not previously reflected in landfill closure, site improvement and remediation.

(iv)	Includes cash outlays associated with acquisition activities.

(v)	Includes deposits for capital expenditures related to new development activities.

(vi)	Includes capital expenditures related to acquisitions and other non-recurring items.

Following is the Consolidated Net Leverage Ratio* and the reconciliations of Consolidated Funded Debt, Net* from long-term debt and finance leases and Consolidated EBITDA* from Net cash provided by operating activities:

	Twelve Months Ended June 30, 2019	Covenant Requirement at June 30, 2019
Consolidated Net Leverage Ratio (i)	3.18	4.50

(i)
Our credit agreement requires us to maintain a maximum consolidated net leverage ratio, to be measured at the end of each fiscal quarter ("Consolidated Net Leverage Ratio"). The Consolidated Net Leverage Ratio is calculated as consolidated long-term debt and finance leases, net of unencumbered cash and cash equivalents in excess of $2,000 ("Consolidated Funded Debt, Net", calculated at $495,584 as of June 30, 2019, or $496,741 of consolidated long-term debt and finance leases, less $1,157 of cash and cash equivalents in excess of $2,000 as of June 30, 2019), divided by consolidated EBITDA as defined by our credit agreement ("Consolidated EBITDA"). Consolidated EBITDA is based on operating results for the twelve months preceding the measurement date of June 30, 2019. A reconciliation of Consolidated EBITDA from Net cash provided by operating activities is as follows:

Twelve Months Ended June 30, 2019
Net cash provided by operating activities	$111,006
Changes in assets and liabilities, net of effects of acquisitions and divestitures	24,825
Gain on sale of property and equipment	449
Non-cash expense from acquisition activities and other items	(478)
Southbridge Landfill non-cash closure charge, net	(15,085)
Impairment of investment	(1,069)
Southbridge Landfill insurance recovery for investing activities	3,506
Stock based compensation	(12,488)
Interest expense, less amortization of debt issuance costs	23,679
Benefit for income taxes, net of deferred taxes	(1,148)
Adjustments as allowed by the credit agreement	22,759
Consolidated EBITDA	$155,956

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF 2019 OUTLOOK NON-GAAP MEASURES
(Unaudited)
(In thousands)

Following is a reconciliation of the Company's estimated Adjusted EBITDA from estimated Net income for the fiscal year ending December 31, 2019:

(Estimated) Fiscal Year Ending December 31, 2019
Net income	$35,000 - $39,000
Benefit for income taxes	(700)
Other income	(800)
Interest expense, net	26,000
Expense from acquisition activities and other items	1,500
Southbridge Landfill closure charge, net	1,500
Depreciation and amortization	77,000
Depletion of landfill operating lease obligations	7,500
Interest accretion on landfill and environmental remediation liabilities	6,000
Adjusted EBITDA	$153,000 - $157,000
Following is a reconciliation of the Company's estimated Free Cash Flow and estimated Normalized Free Cash Flow from estimated Net cash provided by operating activities:

(Estimated) Fiscal Year Ending December 31, 2019
Net cash provided by operating activities (i)	$111,000 - $115,000
Capital expenditures	(88,000)
Proceeds from sale of property and equipment	400
Free Cash Flow	$23,400 - $27,400
Landfill closure, site improvement and remediation expenditures (ii)	12,500
Expense from acquisition activities and other items (iii)	1,500
Deposits on developmental capital (iv)	4,400
Non-recurring capital expenditures (v)	9,200
Normalized Free Cash Flow	$51,000 - $55,000

(i)
Effective January 1, 2019, as a part of implementing ASC Topic 842, Leases, cash payments on landfill operating lease contracts, which historically were capitalized as property, plant and equipment and presented in the Condensed Consolidated Statements of Cash Flows as cash outflows from investing activities, are classified as cash flows from operating activities that reduce net cash provided by operating activities.

(ii)	Includes cash outlays associated with the Southbridge Landfill closure and the Potsdam, New York environmental site remediation.

(iii)	Includes cash outlays associated with acquisition activities.

(iv)	Includes deposits for capital expenditures related to new development activities.

(v)	Includes capital expenditures related to acquisitions and other non-recurring items.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA TABLES
(Unaudited)
(In thousands)
Amounts of total revenues attributable to services provided for the three and six months ended June 30, 2019 and 2018 are as follows:

	Three Months Ended June 30,
	2019	% of Total Revenues	2018	% of Total Revenues
Collection	$92,066	49.1%	$74,564	45.0%
Disposal	48,139	25.7%	47,246	28.5%
Power generation	711	0.4%	1,295	0.8%
Processing	1,908	1.0%	2,347	1.4%
Solid waste operations	142,824	76.2%	125,452	75.7%
Organics	14,905	7.9%	14,647	8.9%
Customer solutions	19,216	10.3%	15,950	9.6%
Recycling	10,514	5.6%	9,600	5.8%
Total revenues	$187,459	100.0%	$165,649	100.0%

	Six Months Ended June 30,
	2019	% of Total Revenues	2018	% of Total Revenues
Collection	$175,145	49.9%	$141,039	45.0%
Disposal	84,194	24.0%	87,480	27.9%
Power generation	1,847	0.5%	3,094	1.0%
Processing	2,786	0.8%	3,768	1.3%
Solid waste operations	263,972	75.2%	235,381	75.2%
Organics	28,501	8.1%	26,847	8.6%
Customer solutions	37,370	10.6%	31,119	9.9%
Recycling	21,280	6.1%	19,757	6.3%
Total revenues	$351,123	100.0%	$313,104	100.0%

Components of revenue growth for the three months ended June 30, 2019 compared to the three months ended June 30, 2018 are as follows:

	Amount	% of Related Business	% of Solid Waste Operations	% of Total Company
Solid Waste Operations:
Collection	$4,071	5.5%	3.2%	2.5%
Disposal	2,309	4.9%	1.9%	1.4%
Solid Waste Price	6,380		5.1%	3.9%
Collection	(684)		(0.5)%	(0.4)%
Disposal	1,274		1.0%	0.8%
Processing	(52)		(0.1)%	(0.1)%
Solid Waste Volume	538		0.4%	0.3%
Fuel surcharge and other fees	1,059		0.8%	0.6%
Commodity price and volume	(1,662)		(1.3)%	(1.0)%
Acquisitions, net divestitures	14,764		11.8%	8.9%
Closed operations	(3,707)		(3.0)%	(2.2)%
Total Solid Waste	17,372		13.8%	10.5%
Organics	258			0.2%
Customer Solutions	3,266			1.9%
Recycling Operations:			% of Recycling Operations
Commodity price	(1,280)		(13.3)%	(0.8)%
Processing price	1,559		16.2%	0.9%
Volume	635		6.6%	0.5%
Total Recycling	914		9.5%	0.6%
Total Company	$21,810			13.2%
Solid waste internalization rates by region for the three and six months ended June 30, 2019 and 2018 are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Eastern region	50.4%	50.6%	48.6%	50.5%
Western region	59.0%	75.0%	60.2%	74.8%
Solid waste internalization	54.4%	61.5%	54.0%	61.5%
Components of capital expenditures (i) for the three and six months ended June 30, 2019 and 2018 are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Growth Capital Expenditures	$388	$399	$889	$960
Non-Recurring Capital Expenditures	3,924	1,607	6,303	2,605
Replacement Capital Expenditures:
Landfill development	11,808	11,087	14,053	13,225
Vehicles, machinery, equipment and containers	10,797	12,720	22,642	16,687
Facilities	1,042	650	2,118	1,256
Other	457	111	654	759
Replacement Capital Expenditures	24,104	24,568	39,467	31,927
Capital Expenditures	$28,416	$26,574	$46,659	$35,492

(i)
The Company's capital expenditures are broadly defined as pertaining to either growth, replacement or non-recurring activities. Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, and new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities. Growth capital expenditures include the cost of equipment added directly as a result of organic business growth as well as expenditures associated with adding infrastructure to increase throughput at transfer stations and recycling facilities. Replacement capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals, and replacement costs for equipment due to age or obsolescence. Non-recurring capital expenditures are defined as costs of equipment added directly as a result of new business growth related to an acquisition or assumption of significant new customers from a distressed or defunct market participant.